DEAN FAMILY OF FUNDS
                         SPECIAL MEETING OF SHAREHOLDERS
                                 OCTOBER 5, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

DEAN INTERNATIONAL VALUE FUND

The undersigned hereby appoints Mark J. Seger and Tina D. Hosking, and each of them, as proxies with power of substitution and hereby authorizes each of them to represent and to vote as provided below, all shares of beneficial interest of the above Fund which the undersigned is entitled to vote at the special meeting of shareholders to be held on October 5, 1998 or at any adjournment thereof.

The undersigned acknowledges receipt of the Notice of Special Meeting and Proxy Statement dated September 28, 1998.

NOTE: Please sign exactly as your name appears on this proxy. If signing for an estate, trust or corporation, title or capacity should be stated. If the shares are held jointly, both signers should sign, although the signature of one will bind the other.

                                              Date: ____________, 1998


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                                              ---------------------------------
                                              Signature(s)  PLEASE SIGN ABOVE

PLEASE INDICATE YOUR VOTE BY FILLING IN THE APPROPRIATE BOX BELOW, USING BLUE OR BLACK INK OR DARK PENCIL. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS DESCRIBED HEREIN.

1. Approval of a new Sub-Advisory Agreement among Dean Family of Funds, C.H. Dean & Associates, Inc. and Newton Capital Management Limited to become effective upon the closing of the proposed acquisition of Newton Capital Management Limited.

         FOR                       AGAINST                           ABSTAIN
         [   ]                     [   ]                             [   ]

2. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.

PLEASE MARK YOUR PROXY, DATE AND SIGN IT ABOVE, AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

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                              DEAN FAMILY OF FUNDS
                            INTERNATIONAL VALUE FUND
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                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON OCTOBER 5, 1998
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NOTICE  IS  HEREBY  GIVEN  that  a  special   meeting  of  shareholders  of  the
International Value Fund, a series of Dean Family of Funds (the "Trust"), will be held at the offices of Countrywide Fund Services, Inc., 312 Walnut Street, 21st Floor, Cincinnati, Ohio 45202, on Monday, October 5, 1998 at 10:00 a.m. Eastern time, to consider and vote on the following matters:

1 To approve a new Sub-Advisory Agreement among the Trust, C.H. Dean and Associates, Inc. and Newton Capital Management Limited, to become effective upon the closing of the proposed acquisition of Newton Capital Management Limited;

2. To transact any other business, not currently contemplated, that may properly come before the meeting in the discretion of the proxies or their substitutes.

     Shareholders of record at the close of business on September 2, 1998 are entitled to notice of and to vote at this meeting or any adjournment thereof.

                                        By the order of the Board of Trustees,

                                        /s/ Tina D. Hosking

                                        Tina D. Hosking
                                        Secretary

September 28, 1998
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Please  execute  the  enclosed  proxy and  return it  promptly  in the  enclosed envelope, thus avoiding unnecessary expense and delay. No postage is required if mailed in the United States. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.

                              DEAN FAMILY OF FUNDS

                     SPECIAL MEETING OF THE SHAREHOLDERS OF
                        THE DEAN INTERNATIONAL VALUE FUND

                          TO BE HELD ON OCTOBER 5, 1998

                                 PROXY STATEMENT

     This proxy statement is furnished in connection with the solicitation by the Board of Trustees of Dean Family of Funds (the "Trust") of proxies for use at the special meeting of shareholders or at any adjournment thereof. This proxy statement and form of proxy were first mailed to shareholders on or about September 28, 1998.

     The purpose of the special meeting is to consider a new sub-advisory agreement for the International Value Fund (the "Fund") as a result of the proposed acquisition of the parent company of the current sub-adviser of the Fund, Newton Capital Management Limited ("Newton Capital"), by Neptune LLC, a wholly-owned subsidiary of Mellon Bank Corporation (the "Acquisition"). If shareholders of the Fund approve the new sub-advisory agreement, Newton Capital will continue to manage the portfolio of the Fund following the Acquisition.

     A proxy, if properly executed, duly returned and not revoked, will be voted in accordance with the specifications thereon. A proxy which is properly executed which has no voting instructions as to a proposal will be voted for that proposal. A shareholder may revoke a proxy at any time prior to use by filing with the Secretary of the Trust an instrument revoking the proxy, by submitting a proxy bearing a later date, or by attending and voting at the meeting.

     The cost of the solicitation, including the printing and mailing of the proxy materials, will be borne by the Trust's investment adviser, C.H. Dean & Associates, Inc. (the "Adviser"). In addition to solicitation through the mails, proxies may be solicited by officers, employees and agents of the Trust, at the expense of the Adviser without cost to the Trust. Such solicitation may be by telephone, facsimile or otherwise. The Adviser will reimburse brokers, custodians, nominees and fiduciaries for the reasonable expenses incurred by them in connection with forwarding solicitation materials to the beneficial owners of shares held of record by such persons.

     THE FUND'S MOST RECENT ANNUAL REPORT IS AVAILABLE AT NO CHARGE BY WRITING TO THE TRUST AT P.O. BOX 5354, CINCINNATI, OHIO 45201-5354, OR BY CALLING THE TRUST NATIONWIDE (TOLL-FREE) 888-899-8343.

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OUTSTANDING SHARES AND VOTING REQUIREMENTS

     The Board of Trustees has fixed the close of business on September 2, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting of shareholders or any adjournment thereof. As of the record date there were 538,835.837 shares of beneficial interest, no par value, of the Fund outstanding. All full shares of the Fund are entitled to one vote, with proportionate voting for fractional shares.

     On September 2, 1998, Merrill Lynch, Pierce, Fenner & Smith Incorporated, for the sole benefit of its customers, 4800 Deer Lake Drive East, 2nd floor, Jacksonville, Florida 32246, owned of record 11.13% of the outstanding shares of the Fund. On such date, Chauncey H. Dean and Zada G. Dean, 7777 Taylorsville Road, Huber Heights, Ohio 45424, owned of record 59.99% of the outstanding shares of the Fund and therefore may be deemed to control the Fund. No other person owned of record and, according to information available to the Trust, no other person owned beneficially, 5% or more of the outstanding shares of the Fund on September 2, 1998.

     If a quorum (more than 50% of the outstanding shares of the Fund) is represented at the meeting, the vote of a majority of the outstanding shares of the Fund is required for approval of the new Sub-Advisory Agreement among the Trust, the Adviser and Newton Capital. The vote of a majority of the outstanding shares means the vote of the lesser of (1) 67% or more of the shares present or represented by proxy at the meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding shares. If a quorum is present at the meeting but sufficient votes to approve the matter are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the meeting in person or by proxy. A shareholder vote may be taken on the proposal in this proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate. Abstentions and "broker non-votes" are counted for purposes of determining whether a quorum is present but do not represent votes cast. "Broker non-votes" are shares held by a broker or nominee for which an executed proxy is received by the Fund, but are not voted as to the proposal because instructions have not been received from the beneficial owners or persons entitled to vote and the broker or nominee does not have discretionary voting power.

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

     The Trustees of the Trust intend to vote all their shares in favor of the proposal described herein. All Trustees and officers as a group owned of record or beneficially 61.79% of the Fund's outstanding shares on the record date. Chauncey H. Dean, who is a Trustee of the Trust, and his wife will be able to determine the outcome of any matter to be voted on at the special meeting by virtue of owning more than 50% of the Fund's outstanding shares.

I. APPROVAL OR DISAPPROVAL OF A NEW SUB-ADVISORY AGREEMENT WITH NEWTON CAPITAL MANAGEMENT LIMITED

     C.H. Dean & Associates, Inc. (the "Adviser") has retained Newton Capital Management Limited ("Newton Capital") to manage the Fund's investments pursuant to a Sub-Advisory Agreement among the Trust, the Adviser and Newton Capital (the "Current Agreement"). The Current Agreement is dated October 1, 1997 and was approved by the Adviser as the initial shareholder of the Fund on September 13, 1997. The Current Agreement was approved by the Board of Trustees, including a majority of the Trustees who are not interested persons, as defined in the Investment Company Act of 1940 (the "1940 Act"), of the Adviser, Newton Capital or the Trust (the "Independent Trustees"), on July 24, 1997.

     It is proposed that a new Sub-Advisory Agreement (the "New Agreement") be entered into effective at the time of the Acquisition of Newton Capital described below. The New Agreement will be identical to the Current Agreement, except for the effective date and termination date. Following the Acquisition, Newton Capital will operate as a subsidiary of Neptune LLC, a wholly-owned subsidiary of Mellon Bank.

     It is currently expected that the Acquisition will be effected on or about October 15, 1998.

     The New Agreement is being proposed because, under the 1940 Act, the Acquisition could be regarded as involving an "assignment" of the Current Agreement. The 1940 Act generally provides that an investment advisory or sub-advisory agreement relating to a mutual fund automatically terminates upon its "assignment." The New Agreement is being proposed in order to ensure that Newton Capital can continue to act as the Fund's sub-adviser after the Acquisition.

     The New Agreement and the Acquisition will not result in any changes in the scope of the services received by the Fund, the portfolio management staff at Newton Capital that is involved in managing the Fund's portfolio, the Fund's advisory fee rates or any other expenses paid by the Fund. All costs associated with this Proxy Statement and the solicitation of shareholder votes are being paid by the Adviser.

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

     CURRENT STRUCTURE OF NEWTON CAPITAL. Newton Capital is a wholly-owned subsidiary of Newton Management Limited ("NML"). Stewart Newton owns of record 47.51% of the issued and outstanding shares of NML. The Royal Bank of Scotland, plc is the record owner of 33.12% and Abacus Corporate Trustee as trustee of the Newton Employee Share Option Trust (the "ESOT") is the record owner of 11.64% of the issued and outstanding shares of NML. Employees of Newton Capital own in the aggregate the remaining 7.73% of NML's outstanding shares.

     The directors of Newton Capital are Colin Harris, the Chief Executive Officer, Shreekant Panday, Jonathan Powell and Richard Harris. The address of Newton Capital, Stewart Newton, the ESOT and each director of Newton Capital is 71 Queen Victoria Street, London EC4V 4DR, United Kingdom. The address of The Royal Bank of Scotland, plc is 36 St. Andrew Square, Edinburgh, EH2 2YB, Scotland.

     CERTAIN OWNERSHIP CHANGES EFFECTED BY THE ACQUISITION. As part of the Acquisition, Neptune LLC, a wholly-owned subsidiary of Mellon Bank Corporation ("Mellon Bank"), will acquire a controlling interest in NML. Neptune LLC will purchase all of the shares owned by The Royal Bank of Scotland, plc and a large portion of the shares owned by Stewart Newton and the ESOT. The Royal Bank of Scotland, plc will no longer hold any interest in NML.

     STRUCTURE FOLLOWING THE ACQUISITION. Following the Acquisition, Neptune LLC will own 82.6% of NML, the ESOT will own 8.3%, Stewart W. Newton will own 7.5%, and employees of NML will own the remaining 1.6% of NML. Newton Capital will continue to operate as a wholly-owned subsidiary of NML. The address of Mellon Bank and Neptune LLC is 1013 Center Road, Wilmington, Delaware, 19805.

     THE NEW SUB-ADVISORY AGREEMENT. The terms and conditions of the New Agreement are identical to those of the Current Agreement with the exception of the effective date and the termination date.

     Under the New Agreement, Newton Capital will continue to select portfolio securities for investment by the Fund, purchase and sell securities of the Fund, and upon making any purchase or sale decision, place orders for the execution of such portfolio transactions, all in accordance with the 1940 Act and any rules thereunder, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust and the investment objectives, policies and restrictions of the Fund. Newton Capital will receive a fee from the Adviser (not the Fund) computed and accrued daily and paid quarterly, at an annual rate of 0.50% of the average value of the daily net assets of the Fund. This is the same fee that Newton Capital currently receives from the Adviser under the Current Agreement. For the fiscal year ended March 31, 1998, Newton Capital received fees of $1,780 from the Adviser.

     The New Agreement directs Newton Capital to give primary consideration to securing the best execution in the selection of brokers and dealers to execute portfolio transactions for the Fund. Consistent with this obligation, when Newton Capital believes two or more brokers are comparable in price and execution, Newton Capital may prefer (i) brokers and dealers who provide the Fund with research advice and other services, or who recommend or sell Fund shares, and (ii) brokers who are affiliated persons of the Trust, Newton Capital or the Adviser.

     If the New Agreement is approved by the Fund's shareholders, it will become effective upon the consummation of the Acquisition. The New Agreement provides that it will remain in force until April 1, 2000 and from year to year thereafter, subject to annual approval by (a) the Board of Trustees or (b) a vote of a majority (as defined in the 1940 Act) of the outstanding voting securities of the Fund; provided that in either event continuance is also approved by a majority of the Independent Trustees, by a vote cast in person at a meeting called for the purpose of voting on such approval. The New Agreement may be terminated at any time, on sixty days' written notice, without the payment of any penalty, by the Board of Trustees, by a vote of a majority of the outstanding voting securities of the Fund, by the Adviser, or by Newton Capital. The New Agreement automatically terminates in the event of its assignment, as defined by the 1940 Act and the rules thereunder.

     The New Agreement provides that Newton Capital shall not be liable for any act or omission or any loss sustained by the Fund in connection with the matters to which the New Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence by Newton Capital in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under the New Agreement.

     The New Agreement is attached as Exhibit A. The description set forth in this Proxy Statement of the New Agreement is qualified in its entirety by reference to Exhibit A.

     In the event that shareholders of the Fund do not approve the New Agreement and the Acquisition is consummated, the Board of Trustees will promptly seek to obtain for the Fund interim sub-advisory services either from the Adviser or from another advisory organization. Thereafter, the Board of Trustees would either negotiate a new sub-advisory agreement with an advisory organization selected by the Board or make other appropriate arrangements, in either event subject to approval by the shareholders of the Fund. In the event the Acquisition is not consummated for any reason, Newton Capital will continue to serve as the Sub-Adviser of the Fund pursuant to the terms of the Current Agreement.

     EVALUATION BY THE BOARD OF TRUSTEES. On September 11, 1998, the Board of Trustees, including a majority of the Independent Trustees, by vote cast in person, unanimously approved, subject to the required shareholder approval described herein, the New Agreement.

     In considering approval of the New Agreement, the Board of Trustees carefully evaluated information it deemed necessary to enable it to determine whether the New Agreement will be in the best interests of the Fund and its shareholders. In making the recommendation to approve the New Agreement, the Trustees evaluated the experience of Newton Capital's key personnel in international investing, the quality of services Newton Capital is expected to provide to the Fund and the compensation proposed to be paid to Newton Capital. The Trustees have given careful and equal consideration to all factors deemed to be relevant to the Fund, including, but not limited to: (1) the performance of the Fund as compared to similar mutual funds; (2) the nature and the quality of the services expected to be rendered to the Fund by Newton Capital; (3) the distinct investment objective and policies of the Fund; (4) the level of fees paid to Newton Capital as compared to similar mutual funds; (5) that the compensation payable to Newton Capital under the New Agreement will be at the same rate as the compensation now payable under the Current Agreement; (6) that the terms of the New Agreement are substantially identical to the terms of the Current Agreement; (7) the history, reputation, qualification and background of Newton Capital, as well as the qualifications of the key personnel of Newton Capital; and (8) the financial condition of Mellon Bank.

THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS APPROVE THE NEW SUB-ADVISORY AGREEMENT.

     INFORMATION ON C.H. DEAN & ASSOCIATES, INC. The Adviser was organized as an Ohio corporation in 1972 and its controlling shareholder is Chauncey H. Dean. The Adviser is registered as in investment adviser with the U.S. Securities and Exchange Commission. Its address is 2480 Kettering Tower, Dayton, Ohio 45423. The principal executive officer of the Adviser is Mr. Dean, who also serves as a Trustee of the Trust.

     Pursuant to an Advisory Agreement with the Trust, the Adviser or a sub-adviser retained by the Adviser selects portfolio securities for investment by the Fund, purchases and sells securities of the Fund, and upon making any purchase or sale decision, places orders for the execution of such portfolio transactions, all in accordance with the 1940 Act and any rules thereunder, applicable state securities laws, the supervision and control of the Board of Trustees of the Trust and the investment objectives, policies and restrictions of the Fund. The Adviser also provides certain executive personnel for the Trust and any necessary office space, facilities and equipment necessary for the conduct of its advisory activities on behalf of the Fund. The Adviser receives a fee from the Fund, computed and accrued daily and paid monthly, at an annual rate of 1.25% of the average value of the Fund's daily net assets.

     The Adviser is an independent investment counsel firm which has been advising individual, institutional and corporate clients since 1972. The firm manages approximately $4.2 billion for clients worldwide. Currently, the Adviser has 110 employees which include 9 Chartered Financial Analysts (CFA), 8 Certified Public Accountants (CPA), 3 Certified Financial Planners (CFP) and 3 PhDs. C.H. Dean & Associates, Inc. is Dayton, Ohio's largest independent investment manager. The Adviser also serves as investment adviser to the Large Cap Value Fund, Small Cap Value Fund and Balanced Fund, three other series of the Trust.

     UNDERWRITER. 2480 Securities LLC, 2480 Kettering Tower, Dayton, Ohio 45423, an affiliate of the Adviser, serves as principal underwriter for the Fund and, as such, is the exclusive agent for the distribution of shares of the Fund.

     ADMINISTRATOR. Countrywide Fund Services, Inc. serves as the Fund's administrator, transfer and dividend disbursing agent, and accounting and pricing agent. The address of Countrywide Fund Services, Inc. is 312 Walnut Street, 21st Floor, Cincinnati, Ohio 45202. Countrywide Fund Services, Inc. is a wholly-owned indirect subsidiary of Countrywide Credit Industries, Inc., a New York Stock Exchange listed company principally engaged in the business of residential mortgage lending.

II.  OTHER BUSINESS

     The proxy holders have no present intention of bringing any matter before the meeting other than that specifically referred to above or matters in connection with or for the purpose of effecting the same. Neither the proxy holders nor the Board of Trustees are aware of any matters which may be presented by others. If any other business shall properly come before the meeting, the proxy holders intend to vote thereon in accordance with their best judgment.

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

     Any shareholder proposal intended to be presented at the next shareholder meeting must be received by the Trust for inclusion in its Proxy Statement and form of Proxy relating to such meeting at a reasonable time before the solicitation of proxies for the meeting is made.

                                             By Order of the Board of Trustees,


                                             /s/ Tina D. Hosking

                                             Tina D. Hosking
                                             Secretary

Date: September 28, 1998

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Please complete, date and sign the enclosed Proxy and return it promptly in the enclosed reply envelope.  NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

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